UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Advanced Energy Industries, Inc. (the “Company”) and Mr. Thomas McGimpsey (“Mr. McGimpsey”), Executive Vice President, General Counsel & Corporate Secretary, have agreed that Mr. McGimpsey’s employment will be terminated and he will leave the Company on April 15, 2022 (“Departure Date”) pursuant to Section 6 of his Executive Change in Control & General Severance Agreement dated August 2, 2018 (the “Agreement”). Mr. McGimpsey will begin the transition of his various duties and roles between now and his Departure Date. Under the Agreement, the Company will pay Mr. McGimpsey a severance amount equal to one-times his annual base salary, pay his full premium costs for medical benefits for 12 months, pay an amount equal to the Company’s contributions to his retirement plan for 12 months and reimburse him up to $15,000 for outplacement services. Mr. McGimpsey will also take benefit of 36-month exercisability for his remaining options but will forfeit his restricted stock units and performance stock units that have not vested by his Departure Date. Under the Agreement, Mr. McGimpsey will provide a release of claims against the Company. The Agreement contains other standard terms and conditions. The form of the Agreement was previously filed on Form 8-K with the Securities and Exchange Commission on August 6, 2018. The Company has commenced a search to replace Mr. McGimpsey.

The Company and its Board of Directors sincerely thank Mr. McGimpsey for his more than 13 years of dedicated and committed service to the Company and wish him well in his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: March 22, 2022	Paul Oldham
Chief Financial Officer and Executive Vice President